Exhibit 10.2

EXECUTION VERSION

FIRST INCREMENTAL TERM FACILITY AMENDMENT, dated as of June 10, 2016 (this “Amendment”), to the Credit Agreement (as defined below) among WME IMG Holdings, LLC, a Delaware limited liability company (“Holdings”), William Morris Endeavor Entertainment, LLC, a Delaware limited liability company (“William Morris”), and IMG Worldwide Holdings, LLC, a Delaware limited liability company (“IMG Worldwide” and, together with William Morris, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the initial Additional Term B Lenders (as defined below).

RECITALS

A. Holdings, WME IMG, LLC, a Delaware limited liability company (“Intermediate Holdings”), the Borrowers, IMG Worldwide (as successor to Iris Merger Sub, Inc.), the Lenders party thereto from time to time and the Administrative Agent are party to that certain First Lien Credit Agreement, dated as of May 6, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to Section 2.20 of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Lender agreeing to provide such Incremental Term Loans (each such Additional Lender agreeing to provide Additional Term Loans (as defined below) and any assignees thereof, are referred to herein as “Additional Term B Lenders”).

C. The Borrower has requested a borrowing of Incremental Term Loans in an aggregate principal amount of $300,000,000 (the “Additional Term Loans”) as a new tranche of Loans under the Credit Agreement in connection with the Incremental Term Loans (the “Additional Term B Commitments”) which will be of the same Class as the Initial Term Loans (as defined below) and the proceeds of which will be used for any purposes not prohibited by the Loan Documents.

D. The initial Additional Term B Lenders party hereto have agreed to make the Additional Term Loans on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrowers, the initial Additional Term B Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Term Facility Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Additional Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the First Incremental Term Facility Amendment Effective Date (as defined below), each initial Additional Term B Lender party hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Additional Term Loans in an aggregate principal amount not to exceed the amount set forth opposite such Additional Term B Lender’s name on Schedule A hereto.

(b) The terms and provisions of the Additional Term Loans shall be identical to the terms and provisions of the Initial Term Loans and will constitute the same Class of Term Loans for all purposes under the Credit Agreement. The aggregate amount of the Additional Term Loans made under this Amendment shall be $300,000,000. The Borrowers shall use the proceeds of the Additional Term Loans as set forth in the recitals to this Amendment.

(c) The initial Additional Term B Lenders, by delivering their signature pages to this Amendment and funding Additional Term Loans on the First Incremental Term Facility Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent and the Additional Term B Lenders on the First Incremental Term Facility Amendment Effective Date.

(d) Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the First Incremental Term Facility Amendment Effective Date, for all purposes of the Loan Documents, (i) the Additional Term B Commitments shall constitute “Term Commitments”, (ii) the Additional Term Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Additional Term B Lender shall constitute an “Additional Lender”, a “Term Lender” and a “Lender” (if such Additional Term B Lenders are not already Term Lenders or Lenders prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of an Additional Term Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Additional Term Loans as being of the same Class as the Initial Term Loans.

SECTION 1.03. Amendment of Credit Agreement. (a) Effective as of the First Incremental Term Facility Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Additional Term B Commitment” has the meaning assigned thereto in the First Incremental Term Facility Amendment.

“Additional Term B Lenders” has the meaning assigned thereto in the First Incremental Term Facility Amendment.

“Additional Term Loan” has the meaning assigned thereto in the First Incremental Term Facility Amendment.

“First Incremental Term Facility Amendment” means the First Incremental Term Facility Amendment to this Agreement dated as of June 10, 2016, among Holdings, the Borrowers, the Additional Term B Lenders party thereto and the Administrative Agent.

“First Incremental Term Facility Amendment Effective Date” has the meaning assigned thereto in the First Incremental Term Facility Amendment.

“First Incremental Term Facility Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of June 10, 2016, among Holdings, the other Guarantors party thereto and the Administrative Agent.

“Initial Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make an Initial Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Loan to be made by such Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. On the Effective Date, the initial aggregate amount of the Term Commitments with respect to the Initial Term Loans was $1,900,000,000.

“Initial Term Loan” means a Term Loan made pursuant to clause (a) of Section 2.01.

(ii) The definition of “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following text to the end thereof:

“Notwithstanding anything herein to the contrary, Additional Term Loans shall be deemed to be of the same Class as the Initial Term Loans.”

(iii) The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “the First Incremental Term Facility Amendment,” after the text “any Refinancing Amendment,” appearing in such definition.

(iv) The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the First Incremental Term Facility Amendment Reaffirmation Agreement” after the text “Mortgages” appearing in such definition.

(v) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, (a) the Initial Term Commitment and (b) the Additional Term B Commitment.”

(vi) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means (a) the Initial Term Loans and (b) the Additional Term Loans made in accordance with Section 2.20 by the Additional Term B Lenders on the First Incremental Term Facility Amendment Effective Date constituting Incremental Term Loans made pursuant to the First Incremental Term Facility Amendment.”

(vii) Clause (a) of Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein and in the First term Facility Amendment, as applicable, (a) each Term Lender agrees to make an Initial Term Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Initial Term Commitment, (b) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (c) each Additional Term B Lender agrees to make an Additional Term Loan to the Borrowers on the First Incremental Term Facility Amendment Effective Date in a principal amount not to exceed to the Additional Term B Commitment. Each Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.”

(viii) Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrowers shall repay Term Loan Borrowings on the last day of each March, June, September and December (commencing on December 31, 2015) in a principal amount of Term Loans equal to (1) the aggregate outstanding principal amount of the Term Loans as of the First Incremental Term Facility Amendment Effective Date, multiplied by, (2) an amount equal to (x) the aggregate outstanding principal amount of the Initial Term Loans on the Effective Date, divided by, (y) the aggregate outstanding principal amount of the Initial Term Loans immediately prior to the First Incremental Term Facility Amendment Effective Date, multiplied by, (3) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next succeeding Business Day.”

(ix) Section 3.17 of the Credit Agreement is hereby amended by adding the following as a new clause (c):

“and (c) the Additional Term Loans made on the First Incremental Term Facility Amendment Effective Date for general corporate purposes”

(x) Section 5.10 of the Credit Agreement is hereby amended by (i) adding the word “additional” before the words “Incremental Facilities” in the last sentence thereof and (ii) adding the following text before the last sentence thereof:

“The proceeds of the Additional Term Loans will be used for general corporate purposes.”

SECTION 1.04. Amendment Effectiveness. Sections 1.02 and 1.03 of this Amendment shall become effective as of the first date (the “First Incremental Term Facility Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Administrative Agent and KKR Capital Markets LLC and Nomura Securities International, Inc. (together, the “Arrangers”) (or their counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) each Additional Term B Lender party hereto and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The obligation of the Additional Term B Lenders party hereto to make Additional Term Loans on the First Incremental Term Facility Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Additional Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the First Incremental Term Facility Amendment Effective Date.

(ii) The Administrative Agent and the Additional Term B Lenders party hereto shall have received a certificate of a Responsible Officer of each of the Borrowers dated the First Incremental Term Facility Amendment Effective Date, certifying compliance with clause (i) above.

(iii) The Administrative Agent and the Arrangers shall have received a written opinion (addressed to the Administrative Agent and the Additional Term B Lenders party hereto and dated the First Incremental Term Facility Amendment Effective Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties.

(iv) The Administrative Agent and the Arrangers shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or a representation that such Organizational Documents have not been amended since the Effective Date), (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agent on the Effective Date), (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the First Incremental Term Facility Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(v) The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Additional Term B Lenders make the Additional Term Loans to the Borrowers on the First Incremental Term Facility Amendment Effective Date.

(vi) Each Loan Party shall have entered into the First Incremental Term Facility Amendment Reaffirmation Agreement.

(vii) The Administrative Agent and the Arrangers shall have received all documentation at least three Business Days prior to the First Incremental Term Facility Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the First Incremental Term Facility Amendment Effective Date and that the Administrative Agents or the Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(c) The Administrative Agent and the Arrangers shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the First Incremental Term Facility Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers.

The Administrative Agent shall notify the Borrowers, the Additional Term B Lenders and the other Lenders of the First Incremental Term Facility Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the Additional Term B Lenders hereunder to make Additional Term Loans will automatically terminate if each of the conditions set forth or referred to in Section 1.04 hereof has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on June 10, 2016.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders, including the Additional Term B Lenders, and the Administrative Agent that, as of the First Incremental Term Facility Amendment Effective Date and after giving effect to the transactions and amendments to occur on the First Incremental Term Facility Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and each of the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the First Incremental Term Facility Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the First Incremental Term Facility Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the First Incremental Term Facility Amendment Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment to occur on the First Incremental Term Facility Amendment Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment to occur on the First Incremental Term Facility Amendment Effective Date, Solvent.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the First Incremental Term Facility Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Arrangers, respectively.

SECTION 2.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 2.07. Tax Matters. For U.S. Federal income tax purposes, the Borrowers, Additional Term B Lenders and the Administrative Agent agree to treat this Amendment as not resulting in a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3(e)) of the Loans or the Credit Agreement, and to treat the Additional Term Loans as a “qualified reopening” (within the meaning of Treasury Regulations section 1.1275-2(k)) of, and fungible with, the Initial Term Loans.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

WME IMG HOLDINGS, LLC, as Holdings

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC,
as Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

IMG WORLDWIDE HOLDINGS, LLC,
as Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

[Signature Page to WME First Incremental Term Facility Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Nicholas Gitron-Beer
Name: Nicholas Gitron-Beer
Title: Vice President

[WME – Signature Page to First Incremental Term Facility Amendment]

KKR CORPORATE LENDING LLC, as an Additional Term B Lender

By:	/s/ Cade Thompson
Name: Cade Thompson
Title: Authorized Signatory

[WME – Signature Page to First Incremental Term Facility Amendment]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as an Additional Term B Lender

By:	/s/ Lee Olive
Name: Lee Olive
Title: Managing Director

[WME – Signature Page to First Incremental Term Facility Amendment]

Schedule A

Additional Term B Lender	Additional Term B Commitment
KKR Corporate Lending LLC	$270,000,000
Nomura Corporate Funding Americas, LLC	$30,000,000

Total	$300,000,000.00

[Signature Page to WME First Incremental Term Facility Amendment]